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                                                                     EXHIBIT 3.4

                         CERTIFICATE OF INCORPORATION

                                      OF

                         EQUISTAR FUNDING CORPORATION

                                     *****

     1.   The name of the corporation is Equistar Funding Corporation.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is: One Thousand (1,000) and the par value of each of such shares is No Dollars and One Cents ($0.01) amounting in the aggregate to Ten Dollars and Zero Cents ($10).

     5.   The name and mailing address of each incorporator is as follows:

     NAME                          MAILING ADDRESS
     ----                          ---------------

     Gerald A. O'Brien             1221 McKinney, Suite 1600
                                   Houston, Texas 77010

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME                          MAILING ADDRESS
     ----                          ---------------

     Dan F. Smith                  1221 McKinney, Suite 1600
                                   Houston, Texas 77010

     Eugene R. Allspach            1221 McKinney, Suite 1600
                                   Houston, Texas 77010

     Kelvin R. Collard             1221 McKinney, Suite 1600
                                   Houston, Texas 77010
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I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of January, 1999.

                                     /s/ Gerald A. O'Brien
                                    ____________________________________________
                                    Name: Gerald A. O'Brien